STRICTLY PRIVATE AND CONFIDENTIAL

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made on the date of April 27th 2005

BETWEEN

(1) Fuwei Films ( holdings) Company Limited (the “Company”), and

(2) Mr. Xiaoan He (ID No.: 320504196206233016) (hereunder called the “Employee”).

WHEREAS the Company is desirous of employing the Employee as a CEO of the Company which is (or is to become) a member of the Group (which expression shall include Fuwei Films (holdings) Company Limited and its subsidiaries and affiliates incorporated or acquired or to be incorporated or acquired from time to time hereafter in Cayman Islands or elsewhere including but without limit, the Company) and the Employee is desirous of being so employed subject to and on the following terms and conditions.

NOW IT IS HEREBY AGREED as follows:

(1)	APPOINTMENT

The Company shall employ the Employee and the Employee shall serve the Company as a Chief Executive Officer of the Company

(2)	DURATION

The employment of the Employee hereunder will commence on April 27th 2005 (“the Commencement Date”) and is for an initial fixed period of 3 years (36 months) and thereafter may be terminated in accordance with the provisions of this Agreement.

(3)	DUTIES AND WORKING HOURS

(a)	The Employee shall,

(i)
serve as a Chief Executive Officer of the Company and shall discharge and perform all his/her duties as such and discharge and perform such other duties as the Company may from time to time assign to him/her;

(ii)	devote himself/herself fully and his/her attention exclusively to the business of the Company as shall reasonably required for the due discharge and performance of his/her duties hereunder;

(iii)
in all respects observe and comply with all relevant laws, regulations, rules, code of conducts, guidelines, procedures, restrictions, directions for the time being in force applicable to and governing the regulated activities of the Company and all such regulations, rules, code of conducts, guidelines, procedures, restrictions, directions from time to time imposed by the Company relating to or in respect of the Company’s business and/or the Employee’s duties hereunder; and

(iv)	use all reasonable endeavors to promote the best interests of the Company and its business.

(b)
The Employee shall attend punctually at the office of the Company or at such other places as his/her duties or as the Company may require and shall not absent himself/herself during the normal working hours except in the case of illness or incapacity and shall, in respect of such illness or incapacity, provide such written evidence in support thereof as may be required by the Company.

(c)
The normal working hours for the Employee are 8:00 am to 5:30 pm Monday to Friday with one hour lunch. If and whenever required for the proper discharge and performance of his/her duties hereunder, the Employee shall, without any additional salary or other payment of any nature whatsoever, attend at such other place(s) and work for such longer hours or during Saturdays, Sundays and/or public holidays to discharge and perform his/her duties hereunder as may reasonably be required by the Company.

(d)
Notwithstanding anything contained in this Agreement to the contrary, the Employee’s duties, nature or scope of works, job title, working location or working hours specified herein may, at the absolute discretion of the Company be altered or reallocated (as the case may be) from time to time.

(4)	REMUNERATION AND TAX

(a)
During the continuance in force of his/her employment hereunder, the Company will pay the Employee a monthly remuneration of RMB 80,000 in arrears normally at the end of each month subject to such necessary adjustment if the Employee has not worked for a complete month for any particular month.

(b)
The Employee shall be responsible for his/her own salary and/or income tax liabilities wherever and whenever imposed upon or resulting from his/her employment and in respect of all his/her income hereunder.

(5)	EMPLOYEE BENEFITS

(a)	Mandatory Provident Fund Scheme

The Employee will participate in the Company’s Mandatory Provident Funds Scheme subject to the terms and conditions governing such scheme.

(b)	Medical Benefits

The Employee will be covered under the Company’s Medical Insurance Scheme subject to the terms and conditions governing such scheme.

(c)	Bonus and others

The Employee may be granted bonus in such amount and/or such other benefits as the Company may at its absolute discretion from time to time provide.

(6)	ANNUAL LEAVE

(a)
The Employee shall be entitled to 15 working days of paid leave per annum in addition to the normal statutory holidays. Leave is to be taken at such times and intervals as may be agreed by the Company having regard to the workload of the Employee and needs of the Company.

(b)	Accumulation of leave is not permitted and leave not taken in any year shall be forfeited.

(7)	BUSINESS EXPENSES

The Company will reimburse the Employee all reasonable out-of-pocket expenses necessarily incurred by the Employee in the discharge and performance of his/her duties hereunder upon production of such appropriate receipts or vouchers as the Company may reasonably require from time to time.

(8)	NON-DISCLOSURE

(a)
The Employee shall not either during the continuance of his/her employment hereunder or thereafter except in the proper course in discharge and performance of his/her duties hereunder divulge to any person whosoever or company whatsoever and shall use his/her best endeavours to prevent the unauthorised publication or disclosure of any information concerning the business or finances of the Company or any of its clients or customers or any of the organizations, dealings, transactions, operations, practice or affairs of the Company or any of its clients or customers which may come to his/her knowledge during or in the course of his/her employment hereunder.

(b)
The Employee hereby acknowledged that, the computer systems and any other assets of the Company or any other member of the Group is the exclusive property of the Company or such other member of the Group (including without limit, the software and all information stored therein). All the Employee’s work products as well as datas, information and documentation in such computer systems, including but without limit, intellectual property rights, shall remain the sole and exclusive property of the Company or such other member of the Group and disclosure, retention or destruction of such any of such products, datas, information or documentation is hereby prohibited.

(9)	RESTRICTION AFTER TERMINATION

(a)	Upon the termination of his/her employment hereunder for any cause or by any means whatsoever, the Employee shall not for a period of Three (3) months next thereafter, directly or indirectly,

(i)
canvass or solicit by any means whatsoever for himself/herself or any other person, firm or company, any person or company who shall at any time during the continuance of his/her employment hereunder have been a client or customer of the Company or any other member of the Group or endeavour to take away such client or customer from the Company or any other member of the Group, or

(ii)	solicit or encourage any employee of the Company or any other member of the Group to leave the employ of the Company or such other member of the Group.

(b)
After the termination of his/her employment hereunder for any cause or by any means whatsoever, the Employee shall not at any time or for any purpose use the name of the Company or any other member of the Group in connection with his/her own or any other name in any way calculated to suggest that he/she is or has been connected with the business of the Company or any other member of the Group nor in any way hold himself/herself out as having or having had any such connection and shall not use any information concerning the Company or any other member of the Group which he/she may have acquired in the course of or as incident to his/her employment hereunder for his/her own benefit or to the detriment or intended or probable detriment to the Company or any other member of the Group.

(10)	NON-COMPETITION

During the course of the Employee’s employment hereunder, the Employee shall not without the prior written approval of the Company engage or be concerned or interested directly or indirectly as principal, agent, employee or otherwise (except in his/her capacity employed hereunder) in the similar business or activities being carry on by the Company or any other member of the Group or be personally employed or engaged with or without any consideration in any capacity whatsoever in or in connection with any business whatsoever other than the business of the Company.

(11)	TERMINATION

The employment of the Employee hereunder may be terminated at any time,

(a)
by either party hereto giving to the other not less than Three (3) months’ prior notice in writing to expire after the end of the initial fixed period of 3 years (36 months) or paying to the other a sum equal to not less than Three (3) months’ salary in lieu of such notice; or

(b)	by the Company without any prior notice or payment in lieu thereof or any compensation whatsoever (i) in accordance with Section 9(1) of the Employment Ordinance, Cap.57, Laws of Hong Kong; or

(c)	by the Employee without any prior notice or payment in lieu thereof in accordance with Section 10 of the Employment Ordinance, Cap.57, Laws of Hong Kong.

If the Employee is also appointed as a director of the Company, upon the termination of his/her employment hereunder, he/she shall at the time of such termination automatically cease to be the director of the Company without any claim, compensation or payment of any nature whatsoever by reason thereof.

(12)	SEVERABILITY

If at any time any provision of this Agreement or any part of such provision becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof or such remaining part of such provision (as the case may be) shall not thereby in any way be affected or impaired.

(13)	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding between the parties hereto in connection with the subject matter of this Agreement and supersedes all previous (if any) proposals, representations, warranties, undertakings or agreements relating thereto whether oral, written or otherwise and neither party hereto has relied on (if any) such proposals, representations, warranties, undertakings or agreements in entering into this Agreement.

(14)	GOVERNING LAW

This Agreement shall be governed and construed according to the laws of Cayman Islands and the parties hereto hereby submit to the non-exclusive jurisdiction of the Cayman Islands courts.

SIGNED BY For and on behalf of Fuwei Films ( holdings) Company Limited	SIGNED BY

/s/ Xiaoan He
Authorised Signatory	{Xiaoan He} ID No. {320504196206233016.}